UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	February 15, 2006
Date of earliest event reported:	February 9, 2006

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road

Itasca, Illinois 60143

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

2006 Annual Incentive Award Agreement

On February 9, 2006, the Executive Compensation Committee of the board of directors of OfficeMax Incorporated (the “Company”) approved the form of the 2006 Annual Incentive Award Agreement for elected executive officers. Annual incentive awards for the calendar year 2006 will be granted pursuant to the 2003 OfficeMax Incentive and Performance Plan (the “Plan”). The performance goals applicable to the awards are required to be set forth in the Agreement and issued to participants. The performance goals applicable to these awards are: sales growth, return on sales and EBIT dollars. Subject to certain exceptions, a participant must be employed by the Company on the last day of the applicable calendar period to be eligible to receive an award. The form of 2006 Annual Incentive Award Agreement is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2006 Annual Incentive Award Agreement.

2006 Restricted Stock Unit Award Agreement

One portion of the compensation to be paid to our elected executive officers for the fiscal years 2006 and 2007 are equity grants issued under the Plan. On February 9, 2006, the Executive Compensation Committee of the board of directors of the Company approved a form of the 2006 Restricted Stock Unit Award Agreement (the “RSU Award Agreement”), under which our elected executive officers would be awarded restricted stock units pursuant to the Plan. Awards of restricted stock units for the fiscal year 2006 were approved in the following amounts for the following executive officers of the Company: Sam K. Duncan, 107,530 restricted stock units; Don Civgin, 29,790 restricted stock units; Michael D. Rowsey, 35,840 restricted stock units; Ryan T. Vero, 30,730 restricted stock units; and Phillip P. DePaul, 9,860 restricted stock units. Receipt of the restricted stock units under the RSU Award Agreement is based on the achievement of certain Return on Net Asset measures and EBIT criteria, with the final amounts adjusted based on Return on Sales for the fiscal years 2006 and 2007. The form of the RSU Award Agreement provides that participants must be employed by the Company on the vesting date in order for the units to vest (subject to exceptions in certain circumstances including involuntary termination, death or retirement, in which case a pro rata amount of units will vest on termination). The form of the RSU Award Agreement is filed as Exhibit 10.2 to this Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of the RSU Award Agreement.

Executive Officer Severance Pay Policy

On February 10, 2006, the board of directors of the Company approved an amendment to the Company’s Executive Officer Severance Pay Policy (as amended, the “Policy”). Under the Policy, any officer holding the title of vice president or above as of his or her date of termination of employment who is involuntarily terminated and meets other eligibility requirements is entitled to receive severance pay equal to one year’s base salary at the officer’s current base salary in effect as of the officer’s date of termination.

The Company, at its sole discretion, may elect to make severance payment in equal payments over a twelve month period or in a lump sum. The Company may also, at its sole discretion, continue health, vision, and dental group insurance benefits during the COBRA period on behalf of the terminated executive officer for up to twelve months following his or her date of termination.

Any terminated executive officer accepting severance benefits under the Policy waives his or her right to receive any other severance pay or salary continuation severance benefits under any other Company plan, program, or arrangement with the Company.

The Policy is filed as Exhibit 10.3 to this Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Policy.

Director Compensation Increase

On February 10, 2006, the board of directors of the Company approved an increase in the annual equity award component of the compensation for non-employee directors from $45,000 to $55,000. The board of directors of the Company also approved an increase in the committee chair stipend for the chair of the Audit Committee from $20,000 to $30,000. All other components of the non-employee directors’ compensation remain unchanged. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Director Compensation Summary Sheet, which was filed as Exhibit 10.5 to our Report on Form 8-K that was filed on December 15, 2004 and is incorporated herein by reference.

Salary Increase for Chief Executive Officer

On February 10, 2006, the board of directors of the Company approved an increase in the annual base salary of Mr. Duncan, effective April 2, 2006, to $900,000.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1	Form of 2006 Annual Incentive Award Agreement

Exhibit 10.2	Form of 2006 Restricted Stock Unit Award Agreement

Exhibit 10.3	Executive Officer Severance Pay Policy dated as of February 10, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    February 15, 2006

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description
10.1	Form of 2006 Annual Incentive Award Agreement
10.2	Form of 2006 Restricted Stock Unit Award Agreement
10.3	Executive Officer Severance Pay Policy dated as of February 10, 2006